UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported)   December 3, 2010

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-25965 (Commission File Number)	51-0371142 (IRS Employer Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California  90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information required by Item 1.01 is contained in Item 2.01 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 3, 2010, j2 Global Communications, Inc. (“the Company”), through Prince Acquisition Corp., a Canadian corporation wholly-owned by an indirect subsidiary of the Company (“Acquisition Co.”), acquired Protus IP Solutions, Inc. (“Protus”) for a purchase price of approximately $213 million, subject to certain post-closing adjustments (the “Acquisition”).  The Acquisition was effected through a share sale and purchase agreement among Acquisition Co., the Company, and holders representing approximately 98% of the outstanding Protus shares (the “Shareholders”) and Protus (the “Purchase Agreement”).  The Company has no prior material relationship with any of the parties to the Purchase Agreement.

The foregoing description of the Purchase Agreement and the Acquisition does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.  The Purchase Agreement is filed as Exhibits 2.1 to this Current Report on Form 8-K.

Item 7.01. Other Events.

On December 6, 2010, the Company issued a press release announcing the completion of the Acquisition described in Item 2.01 above and providing the following financial guidance for Q4 2010: The Company anticipates revenues of between $69.5 million and $71.5 million. The acquisition of Protus, after expensing deal related costs in the fourth quarter, will be immediately accretive.  Net earnings per diluted share, excluding 123R non-cash compensation expense (between $2.0 million and $2.5 million) and the acquisition-related expenses described below, are expected to be between $0.48 and $0.50, based on approximately 46 million shares outstanding.  As stated in the press release, as a result of the Acquisition, j2 is expected to incur approximately $15 million in deal and integration related expenses during the next nine months with between $5 million and $11 million occurring in the current fiscal quarter.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

NOTE: The information furnished under Item 7.01 (Regulation FD Disclosure) of Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K must be filed.

(d)    Exhibits

Exhibit Number	Description
2.1	Share Sale and Purchase Agreement, dated as of December 3, 2010, by and among Prince Acquisition Co., j2 Global Communications, Inc., the Shareholders and Protus IP Solutions, Inc.

99.1	Press Release dated December 6, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc. (Registrant)

Date: December 6, 2010	By:	/s/ Jeffrey D. Adelman
Jeffrey D. Adelman Vice President, General Counsel and Secretary

EXHIBITS

Exhibit Number	Description
2.1	Share Sale and Purchase Agreement, dated as of December 3, 2010, by and among Prince Acquisition Co., j2 Global Communications, Inc., the Shareholders and Protus IP Solutions, Inc.

99.1	Press Release dated December 6, 2010.